Exhibit 99.1

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investors@lazydays.com

Lazydays Holdings, Inc. Provides Preliminary Fourth Quarter Results

Tampa, FL (February 3, 2022) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) provided preliminary results for the quarter ending December 31, 2021. It is important to note that results are preliminary and unaudited, and should be read in conjunction with the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, which the Company filed on November 5, 2021, and its annual report on Form 10-K/A for the year ending December 31, 2020, which the Company filed on June 25, 2021. Preliminary Revenue for the fourth quarter ending December 31, 2021 is $323 million, up $126 million versus fourth quarter 2020. Net income for the quarter is $15.3 million, up $13.1 million versus fourth quarter 2020 net income of $2.2 million.

Preliminary key metrics for the quarter are provided below, along with a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income.

Quarter ending December 31, 2021 Preliminary Results:

●	Adjusted EBITDA increased 110% to $32.7 million versus $15.5 million in the fourth quarter of 2020
●	RV unit sales increased 50.6% to 3,211 units versus 2,132 units in the fourth quarter of 2020
●	Total Revenue increased 64% to $322.5 million compared to $196.6 million in the fourth quarter of 2020
●	The Company ended the quarter with a cash balance of $98.1 million

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for future operating results, its expectations regarding the impact of its acquisition of its recently acquired dealerships in Phoenix, Arizona, Elkhart, Indiana, Burns Harbor, Indiana, Marysville, TN, Portland, Oregon, Vancouver, Washington and Milwaukee, Wisconsin and its greenfield start-ups near Houston, Texas and Nashville, Tennessee, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the global impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Disclaimer

Information in this news release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The preliminary results in this press release should not be read as an indication of the Company’s future financial position or results of operations. The extent and duration of the COVID-19 pandemic, and its short- and long-term effects on the Company’s business, financial position and results of operations is impossible to predict.

Non-GAAP Financial Measure

Adjusted EBITDA. Adjusted EBITDA is a not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. The Company uses Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance as follows:

●	as a measurement of operating performance to assist in comparing the operating performance of the Company’s business on a consistent basis, and remove the impact of items not directly resulting from the Company’s core operations;

●	for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of the Company’s operational strategies; and

●	to evaluate the Company’s capacity to fund capital expenditures and expand the business.

The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. The Company defines Adjusted EBITDA as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, and gain on sale of property and equipment. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense.

Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net (loss) income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities. The Company’s measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of Calculation. The Company compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management.

A reconciliation of preliminary net income to preliminary EBITDA and preliminary Adjusted EBITDA for the periods presented follows:

	Three Months Ended December 31,
	2021	2020
		(Restated)
EBITDA
Net income	$15,315	$2,217
Interest expense, net*	2,505	1,785
Depreciation and amortization of property and equipment	2,318	1,757
Amortization of intangible assets	1,817	1,437
Income tax expense	7,807	2,344
Subtotal EBITDA	29,762	9,540
Floor plan interest	(655)	(367)
LIFO adjustment	2,946	1,388
Transaction costs	216	401
Gain on sale of property and equipment	20	1
Change in fair value of warrant liabilties	(621)	4,249
Acquisition inventory valuation adjustments	1,107	-
Stock-based compensation	(65)	327
Adjusted EBITDA	$32,710	$15,539

* Interest expense includes $1,623 and $1,268 relating to finance lease payments for the three months ended December 31, 2021 and 2020, respectively. Depreciation on leased assets under finance leases is included in depreciation expense and included in net income. Operating lease payments are included as rent expense and included in net income.

	Three Months Ended December 31,
	2021	2020
		(Restated)
EBITDA margin
Net income margin	4.7%	3.3%
Interest expense, net	0.8%	0.9%
Depreciation and amortization of property and equipment	0.7%	0.9%
Amortization of intangible assets	0.6%	0.7%
Income tax expense	2.4%	1.2%
Subtotal EBITDA margin	9.2%	7.0%
Floor plan interest	-0.2%	-0.2%
LIFO adjustment	0.9%	0.7%
Transaction costs	0.1%	0.2%
Gain on sale of property and equipment	0.0%	0.0%
Change in fair value of warrant liabilties	-0.2%	0.0%
Acquisition inventory valuation adjustments	0.3%	0.0%
Stock-based compensation	0.0%	0.2%
Adjusted EBITDA	10.1%	7.9%